Exhibit 5.1

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG

BEIJING • BUENOS AIRES - SÃO PAULO • ABUDHABI • SEOUL

Writer’s Direct Dial: +1 212 225 2680

E-Mail: skang@cgsh.com

VICTOR I. LEWKOW

LEE C. BUCHHEIT

THOMAS J. MOLONEY

DAVID G. SABEL

JONATHAN I. BLACKMAN MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

EDWARD J. ROSEN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILER

ERIKA W. NIJENHUIS

ANDRES DE LA CRUZ

DAVID C. LOPEZ

JAMES L. BROMLEY MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAH

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW ROBERT J. RAYMOND

SUNG K. KANG

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRÃLDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R, LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHIZUTSHI

JANE VANLARE

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

ABENA A. MAINOO

HUGH C. CONROY. JR.

    RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

KATHLEEN M. EMBERGER

WALLACE L. LARSON. JR.

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

CAROLINE F. HAYDAY

RAHUL MUKHI

NEIL R. MARKEL

HUMAYUN KHALID

KENNETH S. BLAZEJEWSKI ANDREA M. BASHAM

LAURA BAGARELLA

SHIRLEY M. LO

    RESIDENT COUNSEL

LOUISE M. PARENT

    OF COUNSEL

September 26, 2018

International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

We have acted as special counsel to International Flavors & Fragrances Inc., a New York corporation (the “Company”), in connection with the Company’s offering pursuant to a registration statement on Form S-3 (No. 333-209889), as amended as of its most recent effective date (September 24, 2018), insofar as it relates to the Securities (as defined below) (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)) (as so amended, including the documents incorporated by reference therein but excluding Exhibit 25.1, the “Registration Statement”) and the prospectus dated August 6, 2018 (the “Base Prospectus”), as supplemented by the prospectus supplement thereto dated September 24, 2018 (the “Prospectus Supplement” and the Base Prospectus as supplemented by the Prospectus Supplement, the “Prospectus”) of $300,000,000 aggregate principal amount of 3.400% Senior Notes due 2020 (the “2020 Notes”), $400,000,000 aggregate principal amount of 4.450% Senior Notes due 2028 (the “2028 Notes”) and $800,000,000 aggregate principal amount of 5.000% Senior Notes due 2048 (the “2048 Notes” and, together with the 2020 Notes and the 2028 Notes, the “Securities”). The Securities were issued under an indenture dated as of March 2, 2016 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the fifth supplemental indenture thereto dated as of September 26, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

Cleary Gottlieb Steen & Hamilton LLP or an affliated entity has an office in each of the cities listed above.

International Flavors & Fragrances Inc., p. 2

(c)	an executed copy of the underwriting agreement dated September 24, 2018 between the Company and the several underwriters named in Schedule I thereto;

(d)	an executed copy of each of the Base Indenture and the Supplemental Indenture;

(e)	a facsimile copy of the Securities in global form as executed by the Company and authenticated by the Trustee; and

(f)	copies of the Company’s Restated Certificate of Incorporation and By-Laws certified by the Secretary of State of the State of New York and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

The foregoing opinion is limited to the law of the State of New York.

We hereby consent to the use of our name in the Prospectus Supplement under the heading “Legal Matters” as counsel for the Company that has passed on the validity of the Securities and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated September 26, 2018. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

International Flavors & Fragrances Inc., p. 3

The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Sung K. Kang
Sung K. Kang, a Partner